Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Bridges Investment Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Bridges Investment Fund, Inc. for the period ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Bridges Investment Fund, Inc. for the stated period.

/s/ Edson L. Bridges Edson L. Bridges III President, CEO, CIO Bridges Investment Fund, Inc.	/s/ Brian M. Kirkpatrick Brian M. Kirkpatrick Executive Vice President Bridges Investment Fund, Inc.
Dated: August 18, 2011	Dated: August 18, 2011

/s/ Nancy K. Dodge Nancy K. Dodge Treasurer, CCO Bridges Investment Fund, Inc.
Dated: August 18, 2011

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Bridges Investment Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.